Exhibit 10.36

DATE

ASSOCIATE

ADDRESS

Re: Notice of Selection for Participation in Executive Change in Control Severance Plan

Dear [Associate]:

The Company sponsors an Executive Change in Control Severance Plan (“Plan”) under which eligible executives will become entitled to certain severance benefits in the event of a qualifying termination of employment in connection with a change in control.

The Compensation Committee of the Board of Directors has selected you for participation in the Plan at a Tier [1 or 2] level as of the effective date in your new role as [Position].

If you wish to accept participation in the Plan at a Tier [1 or 2] level, please sign and date this notice where indicated below and return the signed and dated notice to me along with your signed offer letter.

Very truly yours,

The ODP Corporation

By: ____________________________

[Executive Officer]

I hereby accept participation in the Plan at a Tier [1 or 2] level as of the effective date in my new role as [Position].

___________________________________ _______________________

Associate Date